As filed with the Securities and Exchange Commission on September 28, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Capital Agency Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

American Capital Agency Corp.

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

(301) 968-9300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Samuel A. Flax

Executive Vice President and Secretary

American Capital Agency Corp.

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

(301) 968-9300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000 (212) 735-2000 (facsimile)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-159650

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer  ☐                Accelerated filer  ☒                Non-accelerated filer  ☐                Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value(2)	$67,768,750	$67,768,750	$4,831.91

(1)	The registrant previously registered shares of its common stock at an aggregate offering price not to exceed $750,000,000 on Form S-3 (File No. 333-159650), which registration statement was declared effective by the Securities and Exchange Commission on July 13, 2009. In accordance with Rule 462(b) promulgated under the Securities Act, and certain interpretations of the Securities and Exchange Commission with respect thereto, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the remaining amount of the offering price of the securities eligible to be sold under such registration statement is hereby registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed by American Capital Agency Corp. (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 and General Instruction IV(A) of Form S-3. Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form S-3, as amended (File No. 333-159650), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on July 13, 2009 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $67,768,750 aggregate offering price of shares of the Company’s common stock described in the prospectus constituting a part of the Initial Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the securities being registered
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters
23.1	Consent of Ernst & Young LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
24.1*	Power of Attorney of directors and officers

*	Previously filed as Exhibit 24.1 to the registrant’s Registration Statement on Form S-3 (File No. 333-159650), which was originally filed with the Commission on June 1, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 28th day of September, 2010.

American Capital Agency Corp.

By:	/S/ SAMUEL A. FLAX
Name: Samuel A. Flax
Title: Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 28th day of September, 2010.

Signature	Title

* Malon Wilkus	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

* John R. Erickson	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)

* Morris A. Davis	Director

* Randy E. Dobbs	Director

* Larry K. Harvey	Director

* Alvin N. Puryear	Director

*By:	/S/ SAMUEL A. FLAX Samuel A. Flax Attorney-in-fact

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